EXHIBIT 23.3

                                     CONSENT

      We hereby consent to the use of our firm name in IAT Multimedia, Inc.'s Amendment No. 1 to the Registration Statement on Form S-1 and in the Prospectus forming a part of such Registration Statement. In giving this consent, we do not concede that we come within the category of persons whose consent is required by
Section 7 of the Securities Act of 1933, as amended.


                                                 Dr. Schackow & Partner

                                                 /s/ Dr. Gross
                                                 -------------------------------
                                                 By: Dr. Gross

Dated: February 4, 1997